UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Authentic Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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Authentic Holdings, Inc.

50 Division Street, Suite 501

Somerville, NJ., 08876

Tel. 732-695-4389

NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

A MAJORITY OF THE OUTSTANDING VOTING STOCK OF AUTHENTIC HOLDINGS, INC.

February [*], 2026

Dear Authentic Holdings, Inc. Stockholder:

The enclosed Information Statement is being distributed to the holders of record of common stock, par value $0.001 per share (“Common Stock”), of Authentic Holdings, Inc., a Nevada corporation (the “Company” or “we”), as of the close of business on February 11, 2026 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of action taken by written consent by the holders of a majority of our outstanding voting stock. The enclosed Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statues.

The following action was authorized by written consent of a majority of our outstanding voting stock (the “Written Consent”):

•

Approval of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase the total number of authorized shares of our Common Stock from two billion five hundred million (2,500,000,000) shares to three billion five hundred million (3,500,000,000) shares.

The Written Consent constitutes the only stockholder approval required under the Nevada Revised Statues, our Articles of Incorporation and Bylaws to approve the Amendment. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The Amendment, as approved by the Written Consents, will not become effective until 20 calendar days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

/s/ Chris Giordano
Chris Giordano
President

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Authentic Holdings, Inc.

50 Division Street, Suite 501

Somerville, NJ., 08876

Tel. 732-695-4389

_____________________________________________________________________________________________

INFORMATION STATEMENT

_____________________________________________________________________________________________

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

INTRODUCTION

This Information Statement advises stockholders of the approval by the Company’s Board of Directors, and by Written Consent of the holders a majority of the Company’s voting stock of an Amendment to:

•

Approval of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase the total number of authorized shares of our Common Stock from two billion five hundred million (2,500,000,000) shares to three billion five hundred million (3,500,000,000) shares.

A copy of the Amendment is attached to this Information Statement as Exhibit A.

The above corporate actions will become effective upon the filing of the Amendment with the Secretary of State of Nevada, which filing will occur no less than 20 days after the date of the mailing of this Information Statement to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. Accordingly, approval of the Amendment required the affirmative vote or written consent of a majority of the issued and outstanding shares of the Company’s Common Stock.

As of February 11, 2026, the record date for the determination of stockholders entitled to notice of the approval of the Amendment and to receive a copy of this Information Statement (the “Record Date”), we were authorized to issue up to 2,500,000,000 shares of common stock, par value $0.001 per share, of which there were 2,476,178,836 shares issued and outstanding as of February 11, 2026. In addition, our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock, par value $0.001 per share, the rights, preferences, designations and limitations of which may be set by the Board of Directors. As of the record date, we have designated and authorized: 400,000 shares of Series B Preferred Stock, 100,000 shares of non-voting Series C Preferred Stock, 100,000 shares of non-voting Series D Preferred Stock, 80,00 shares of non-voting Series E Preferred Stock, 100,000 shares of non-voting Series F Preferred Stock and 6,042 shares of Series Z Preferred Stock. As of February 11, 2026, there were issued and outstanding (i) 400,000 shares of our Series B Preferred Stock, (ii) 100,000 shares of our Series C Preferred Stock, and (iii) 100,000 shares of our Series D Preferred Stock, (iv) 80,000 shares of Series E Preferred Stock (v) 100,000 shares of Series F Preferred Stock and (vi) 6,042 shares of our Series Z Preferred Stock.

The holders of our outstanding common stock have the right to one vote for each share of common stock held on all matters before the shareholders of the Company including the election of directors. The holders of our outstanding Series B Preferred Stock have the right to 10,000 votes for each share of Series B Preferred Stock held on all matters before the shareholders, including the election of directors, with the shareholders of common stock and Series Z Preferred Stock voting together as a single class. The holders of our outstanding Series Z Preferred Stock have the right to 100 votes for each share of Series Z Preferred Stock held on all matters before the shareholders, including the election of directors, with the shareholders of common stock and Series B Preferred Stock voting together as a single class.

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As such, there are a total of 2,476,178,836 votes represented by the outstanding shares of common stock on February 11, 2026, as well as 4,000,000,000 votes represented by the outstanding shares of Series B Preferred Stock and 604,200 votes represented by the outstanding shares of Series Z Preferred Stock on February 11, 2026, for a total of 6,476,783,036 votes represented by the common stock, the Series B Preferred Stock and the Series Z Preferred Stock, voting together as a single class.

Our Board of Directors unanimously adopted resolutions approving the Amendment, subject to stockholder approval, by unanimous written consent on February 11, 2026, and, on February 11, 2026 we received the Written Consent from holders of 400,000 shares of Series B Preferred Stock, representing 4,000,000,000 votes or approximately 61.8% of our outstanding voting class, approving the Amendment. The 400,000 shares of Series B Preferred Stock are held evenly by our CEO, Paul Serbiak, and our President, Chris Giordano.

Accordingly, we have obtained all necessary corporate approval in connection with the Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by written consent and giving stockholders notice of the Amendment as required by the Nevada Revised Statutes and the Exchange Act.

As the Amendment was approved by written consent of the holder a majority of the Company’s voting stock, there will be no stockholders’ meeting, and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

 AMENDMENT TO OUR ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED COMMON STOCK

Purpose of and Rationale for the Amendment

We are currently authorized to issue a total of 2,500,000,000 shares of Common Stock. Of this amount, 2,476,178,836 shares of Common Stock were outstanding as of February 11, 2026.

We are required to reserve sufficient shares of Common Stock for issuance upon conversion or exercise of our outstanding derivative securities with rights to convert into common stock (primarily convertible notes in default and certain series of preferred stock). As shown in the table above, the maximum potential issuance from full conversion of these securities significantly exceeds our current authorized share count.

Derivative Security Type	Outstanding Amount / Shares	Best Estimate of Common Shares Upon Full Conversion*

Convertible Notes Payable (including related party)	~$1.87 million (principal + accrued interest)	~3.74 billion shares

Series F Preferred Stock	100,000 shares (~$11 million stated value)	~27.5 billion shares

Series Z Preferred Stock	6,042 shares (~$151K stated value)	~755 million shares

Series C Preferred Stock	100,000 shares	~10 million shares

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* Estimates assume full conversion today using approximate recent sub-penny stock prices (~$0.0004 closing assumed; actual shares depend on exact price at conversion, any beneficial ownership caps/blockers (e.g., 9.99%), and holder election). Variable or discounted conversions could produce significantly more shares if the stock price is lower at the time of conversion.

Our Board of Directors has determined that it is in our best interest to increase the number of authorized shares of Common Stock to cover the aforementioned derivative securities. In addition, the Board of Directors believes that the Amendment will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of Common Stock as the Board of Directors deems necessary or advisable. While we have no firm commitments at present to issue shares of our Common Stock, aside from the debt conversions, we feel it appropriate to increase our authorized number of Common Stock in the event we encounter a potential financing transaction that requires the issuance of shares.

We are reliant on investment capital to continue as a going concern. Aside from the shares required to be made available upon conversion or exercise of the outstanding convertible debt and preferred stock described above, we have no firm commitments at present to raise capital. However, management is continually seeking opportunities to secure funding and is engaged in discussions that we hope may result in commitments for additional capital in the future.

As a result, our current authorized shares of 2,500,000,000 is near insufficient to cover the estimated maximum shares issuable upon full conversion of our outstanding convertible instruments. Consequently, the Amendment to increase our authorized shares of Common Stock is necessary in order to validly issue shares of common stock upon the conversion or exercise of these securities. In addition, the Amendment to increase our authorized Common Stock will provide us with additional authorized but unissued shares for general corporate purposes, including raising additional capital through equity and/or convertible debt financings.

Any increase in authorized shares would require shareholder approval and could have dilutive effects on existing shareholders. Failure to maintain adequate authorized shares could limit our ability to honor conversion requests, potentially trigger defaults under convertible instruments, restrict future capital-raising efforts, or necessitate other capital restructuring measures (such as a reverse stock split) to realign the share structure. The Amendment to increase our authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, our Board of Directors will have the authority to issue authorized common stock or other securities convertible into or exercisable or exchangeable for common stock without requiring future stockholder approval of such issuances, except as may be required by our Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of our company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company. The Board of Directors is not currently aware of any attempt to take over or acquire our company. While it may be deemed to have potential anti-takeover effects, the amendment is not prompted by any specific effort or takeover threat currently perceived by management.

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One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company, which the stockholders of the Company might view as desirable.

Effect on Outstanding Common Stock

The additional shares of Common Stock authorized by the Amendment will have the same privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors.

The issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders’ equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. We expect, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

The Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

 Interests of Certain Persons in the Action

Aside from the noteholders that may convert their debt into Common Stock, we do not believe that there are stockholders with interests in the Amendment that are different from or greater than those of any other of our stockholders.

Anti-Takeover Effects

Although the Amendment is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

DISSENTER’S RIGHTS

Under the Nevada Revised Statutes, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to a proposed amendment to our Articles of Incorporation, or to the adoption of the Amendment.

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DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 11, 2026 information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

	Common Stock		Series B Preferred Stock		Series Z Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)	Number of Shares Owned	Percent of Class(1)(2)
Christopher H. Giordano(3)	5,152,859	*	200,000	50%	-	-
Paul Serbiak	550,000	*	200,000	50%	1,000	17%
All Directors and Executive Officers as a Group (2 persons)	5,702,859	*	400,000	100%	1,000	17%
5% Holders
Norbert Steil	-	-	-	-	1,000	17%
Sachin Shetty	-	-	-	-	3,822	63%

* Less than 1%

(1)

Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 2,476,178,836 shares of common issued and outstanding, 400,000 shares of Series B Preferred Stock issued and outstanding and 6,042 shares of Series Z Preferred Stock issued and outstanding as of February 11, 2026.

(3)

Includes: (a) 3,005,715 shares of Common Stock held by Birchwood Capital Advisors, LLC, of which Christopher H. Giordano has voting and dispositive control, (b) 13,072 shares of Common Stock held by Bella Capital Holdings, (c) 16,572 shares of Common Stock held by Isabella Giordano, and (d) 67,500 shares on the Company’s books as due and issuable to Christopher H. Giordano as of December 31, 2016.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

By Order of the Board of Directors

February [*], 2026

/s/ Chris Giordano
Chris Giordano
President

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Exhibit A

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

Authentic Holdings, Inc.

Authentic Holdings, Inc., a Nevada corporation (the “Corporation”), does hereby certify that:

FIRST: This Certificate of Amendment amends the provisions of the Corporation’s Articles of Incorporation (the “Articles of Incorporation”).

SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.380 of the Nevada Revised Statutes and shall become effective immediately upon filing this Certificate of Amendment.

THIRD: Article III of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

ARTICLE VIII

CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is three billion five hundred and one million (3,501,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue three billion five hundred million (3,500,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is one million (1,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

Section 2. Common Stock.

(a) Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors out of assets legally available therefor.

(b) Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(c) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

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(d) No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e) Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors.

Section 3. Preferred Stock.

(a) Designation. The board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section “fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the board of directors to be issued shall be made and signed by an officer of the corporation and filed in the manner prescribed by the NRS.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this __th day of March__, 2026

By:	/s/ Chris Giordano
Name:	Chris Giordano
Title:	President

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